Exhibit 99.1

Cerner Delivers Record Third Quarter New Business Bookings; Cash Flow Also at Record Levels

    KANSAS CITY, Mo.--(BUSINESS WIRE)--Oct. 20, 2004--Cerner Corporation (Nasdaq:CERN) today announced results for the 2004 third quarter ended October 2, 2004, delivering record third quarter bookings and record cash flow. Diluted earnings per share were $0.39 in the third quarter, which includes a prior period adjustment related to accrued vacation pay that reduced earnings per share by $0.06. Earnings per share prior to this adjustment were $0.45, compared to $0.33 in the third quarter of 2003. Analysts' consensus estimates for third quarter earnings per share were $0.44. For the year, diluted earnings per share were $1.15, including a gain on the sale of Zynx Health in the first quarter that increased earnings per share by $0.05 and the accrued vacation pay adjustment that decreased earnings per share by $0.06.
    Third quarter revenues increased 12 percent to $231.1 million compared to $206.3 million in the year-ago quarter. Net earnings in the quarter were $14.8 million, which includes the adjustment for accrued vacation pay of $2.1 million, net of $1.2 million of tax. Net earnings prior to this adjustment were $16.9 million, compared to $12.0 million in the third quarter of 2003.
    New business bookings in the third quarter were $215.8 million, a record for the third quarter, and an increase of 6 percent compared to $203.9 million in the third quarter of 2003. The Company generated record operating cash flow of $45.2 million in the third quarter driven by strong cash collections and reflective of continued operational improvements.

    Other Third Quarter Highlights:

    --  Strong cash collections of $228.1 million.

    -- Days Sales Outstanding (DSOs) of 104 days, which is 8 days lower than a year ago.

    -- Total revenue backlog of $1.46 billion, up 28 percent over the year-ago quarter. This is comprised of $1.13 billion of contract backlog and $335.6 million of support and maintenance backlog.

    -- 293 Cerner Millennium(R) solutions were implemented during the quarter. Cerner has now turned on over 3,400 Cerner Millennium solutions at more than 670 client facilities worldwide.

    -- Computerized Physician Order Entry was brought live at more than 30 locations, bringing the total to more than 350.

    "Our third quarter results reflect continued strong performance in a very good industry environment," said Neal Patterson, Cerner's co-founder, Chairman and Chief Executive Officer. "I am particularly pleased with the strength of our cash flow performance, which is a reflection of our ability to deliver value to our clients."
    "We feel very good about Cerner's competitive position in the healthcare information technology industry, and Cerner is focused on several initiatives that we believe will strengthen that position," added Patterson. "Our healthcare system is increasingly looking toward information technology as a solution to major systemic issues it faces, and Cerner is the best-positioned company in the world to help healthcare providers leverage information technology to improve patient safety while eliminating the unnecessary waste, variance, error, delay and friction in the current healthcare system."

    Future Period Guidance

    Cerner expects earnings per share in the fourth quarter of 2004 to be between $0.54 and $0.55. The Company expects revenue in the fourth quarter to be approximately $242 million to $247 million. Cerner expects bookings revenue in the fourth quarter to be between $225 million and $250 million.
    The Company also indicated that it expects to generate full-year operating cash flow at the high end or above its original guidance range of $120 million to $140 million.
    For 2005, the Company expects earnings per share between $2.05 and $2.10. Cerner expects revenue for 2005 to be between $1.01 billion and $1.03 billion. The Company also indicated that it expects to continue showing improvements in operating and free cash flow in 2005.

    Accrued Vacation Pay Adjustment

    In conjunction with a review of the process for calculating the liability for accrued vacation pay at the end of the third quarter of 2004, the Company determined that the liability on the balance sheet relating to periods prior to 2004 was understated by $3.3 million. While the Company was fully accrued for all vested vacation that would be subject to payout upon termination, the Company understated the liability for accumulated vacation that could be used in subsequent periods by associates in excess of the vested amount payable upon termination.
    The expense, if properly recorded in 2000 through 2003, would have increased 2003 net earnings by $0.1 million and would have decreased net earnings by $0.4 million in 2002, $0.6 million in 2001, and $1.2 million in 2000. The cumulative impact on net earnings is a decrease of $2.1 million for this four-year period. The impact on 2004 net earnings is a positive $8 thousand. As the impact to prior year's annual financial statements was not material, Cerner recorded additional expense of $3.3 million, $2.1 million after-tax ($0.06 per share), in the 2004 third quarter to appropriately reflect the liability as of October 2, 2004. The Company has revised its process for calculating the liability for accumulated vacation to accurately report this information in the future.

    Earnings Conference Call

    Cerner will host an earnings conference call to provide additional details at 3:30 p.m. CT on October 20, 2004. The dial-in number for the call is 617-614-4078 and the replay number is 617-801-6888 (Pass code: 78693492). The call will also be Web cast and available both live and archived on Cerner's Web site at www.cerner.com in the Investors' section under Presentation and Webcasts. Please access the site fifteen minutes early to register and to download and install any necessary audio software. For those who cannot listen to the live broadcast, replays will be made available shortly after the call and will run for two weeks. A copy of the script used during the call will also be available at www.cerner.com in the Investors' section under Presentation and Webcasts.

    Cerner Corp. is taking the paper chart out of healthcare, eliminating error, variance and waste in the care process. With more than 1,500 clients worldwide, Cerner is the leading supplier of healthcare information technology. The following are trademarks of
Cerner: Cerner, Cerner Millennium, and Cerner's logo. (Nasdaq:CERN), www.cerner.com.

    This release may contain forward-looking statements that involve a number of risks and uncertainties. It is important to note that the Company's performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words "reflect", "continued", "ability", "feel", "focused", "would", "believe", "expects", "guidance", or variations thereof or similar expressions are intended to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: quarterly operating results may vary, stock price may be volatile, market risk of investments, potential impairment of goodwill, changes in the healthcare industry, significant competition, the Company's proprietary technology may be subjected to infringement claims or may be infringed upon, regulation of the Company's software by the U.S. Food and Drug Administration or other government regulation, the possibility of product-related liabilities, possible system errors or failures or defects in the performance of the Company's software, risks associated with the Company's global operation and the recruitment and retention of key personnel. Additional discussion of these and other factors affecting the Company's business is contained in the Company's periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.



                          CERNER CORPORATION
                  CONSOLIDATED STATEMENTS OF EARNINGS

                            Note(1)    Note(1)(2)
                          Three Months           Three Months
                             Ended       YTD        Ended       YTD
                            Oct. 2,     Oct. 2,   Sept. 27,  Sept. 27,
(In thousands, except        2004        2004        2003       2003
  per share data)         ----------- ----------- ---------- ---------


Revenue
 System sales            $    82,882     252,247     80,193   241,529
 Support, maintenance and
  services                   140,123     401,141    118,774   347,946
 Reimbursed travel             8,062      24,796      7,325    22,703
                          ----------- ----------- ---------- ---------

   Total revenue             231,067     678,184    206,292   612,178

Margin
 System sales                 57,156     170,945     54,144   155,721
 Support, maintenance and
  services                   128,898     364,989    106,713   309,674
                          ----------- ----------- ---------- ---------

   Total margin              186,054     535,934    160,857   465,395
                          ----------- ----------- ---------- ---------

Operating expenses
 Sales and client service     98,919     285,993     84,794   259,531
 Software development         42,837     128,160     39,255   115,170
 General and
  administrative              17,942      47,006     15,083    41,374
                          ----------- ----------- ---------- ---------

   Total operating
    expenses                 159,698     461,159    139,132   416,075
                          ----------- ----------- ---------- ---------

   Operating earnings         26,356      74,775     21,725    49,320

 Interest income                 478       1,359        294       894
 Interest expense             (2,063)     (6,851)    (1,997)   (6,046)
 Other income                     52       2,892         24       167
                          ----------- ----------- ---------- ---------

   Non-operating
    expense, net              (1,533)     (2,600)    (1,679)   (4,985)

Earnings before
 income taxes                 24,823      72,175     20,046    44,335
Income taxes                 (10,044)    (28,953)    (7,999)  (17,752)
                          ----------- ----------- ---------- ---------

Net earnings             $    14,779      43,222     12,047    26,583
                          =========== =========== ========== =========

                          ----------- ----------- ---------- ---------
Basic earnings
 per share               $      0.41        1.20       0.34      0.75
                          =========== =========== ========== =========

Basic weighted average
 shares outstanding           36,253      35,950     35,359    35,437

                          ----------- ----------- ---------- ---------
Diluted earnings
 per share               $      0.39        1.15       0.33      0.73
                          =========== =========== ========== =========

Diluted weighted average
 shares outstanding           37,653      37,422     36,365    36,259

Note 1: Includes a charge for vacation accrual of $3.3 million included in General and adminstrative. The impact of this charge is a $2.1 million decrease, net of $1.2 million tax benefit, in net earnings and a decrease to diluted earnings per share of $.06 for the quarter and for 2004.

Note 2: Includes a gain on the sale of Zynx Health Incorporated. The impact of this gain is a $1.8 million increase, net of $1.2 million tax expense, in net earnings and an increase to diluted earnings per share of $.05 for 2004.




                          CERNER CORPORATION
                               NON-GAAP
                  CONSOLIDATED STATEMENTS OF EARNINGS

                          Three Months          Three Months
                             Ended      YTD        Ended       YTD
                            Oct. 2,    Oct. 2,    Sept. 27,  Sept. 27,
 (In thousands, except       2004       2004        2003       2003
  per share data)          ---------- ---------- ---------- ----------


Revenue
 System sales             $   82,882    252,247     80,193    241,529
 Support, maintenance and
  services                   140,123    401,141    118,774    347,946
 Reimbursed travel             8,062     24,796      7,325     22,703
                           ---------- ---------- ---------- ----------

   Total revenue             231,067    678,184    206,292    612,178

Margin
 System sales                 57,156    170,945     54,144    155,721
 Support, maintenance and
  services                   128,898    364,989    106,713    309,674
                           ---------- ---------- ---------- ----------

   Total margin              186,054    535,934    160,857    465,395
                           ---------- ---------- ---------- ----------

Operating expenses
 Sales and client service     98,919    285,993     84,794    259,531
 Software development         42,837    128,160     39,255    115,170
 General and
  administrative              14,596     43,660     15,083     41,374
                           ---------- ---------- ---------- ----------

   Total operating
     expenses                156,352    457,813    139,132    416,075
                           ---------- ---------- ---------- ----------

   Operating earnings         29,702     78,121     21,725     49,320

 Interest income                 478      1,359        294        894
 Interest expense             (2,063)    (6,851)    (1,997)    (6,046)
 Other income                     52       (131)        24        167
                           ---------- ---------- ---------- ----------

   Non-operating
    expense, net              (1,533)    (5,623)    (1,679)    (4,985)

Earnings before
 income taxes                 28,169     72,498     20,046     44,335
Income taxes                 (11,314)   (29,026)    (7,999)   (17,752)
                           ---------- ---------- ---------- ----------

Net earnings              $   16,855     43,472     12,047     26,583
                           ========== ========== ========== ==========

                           ---------- ---------- ---------- ----------
Basic earnings per share  $     0.46       1.21       0.34       0.75
                           ========== ========== ========== ==========

Basic weighted average
 shares outstanding           36,253     35,950     35,359     35,437

                           ---------- ---------- ---------- ----------
Diluted earnings
 per share                $     0.45       1.16       0.33       0.73
                           ========== ========== ========== ==========

Diluted weighted average
 shares outstanding           37,653     37,422     36,365     36,259


                      RECONCILIATION OF NON-GAAP
              TO GAAP CONSOLIDATED STATEMENTS OF EARNINGS


                          Three Months          Three Months
                             Ended       YTD       Ended          YTD
                            Oct. 2,     Oct. 2,  Sept. 27,  Sept. 27,
(In thousands, except        2004        2004       2003         2003
  per share data)          ---------- ---------- ---------- ----------



Non-GAAP net income       $   16,855     43,472     12,047     26,583
Vacation accrual              (3,346)    (3,346)         -          -
Income tax effect              1,270      1,270          -          -
Gain on sale of Zynx               -      3,023          -          -
Income tax effect                  -     (1,197)         -          -
                           ---------- ---------- ---------- ----------

GAAP net income           $   14,779     43,222     12,047     26,583
                           ========== ========== ========== ==========

Basic earnings per share  $     0.41       1.20       0.34       1.08
                           ========== ========== ========== ==========

Basic weighted average
 shares outstanding           36,253     35,950     35,359     35,437

Diluted earnings
 per share                $     0.39       1.15       0.33       1.03
                           ========== ========== ========== ==========

Diluted weighted average
 shares outstanding           37,653     37,422     36,365     36,259



                          CERNER CORPORATION
                      CONSOLIDATED BALANCE SHEETS


(In thousands)                               October 2,     January 3,
                                                2004           2004
Assets

Cash and cash equivalents              $      160,947         121,839
Receivables                                   262,376         256,574
Inventory                                      10,521          12,434
Prepaid expenses and other                     33,071          38,132
                                        -------------- ---------------

     Total current assets                     466,915         428,979

Property and equipment, net                   217,090         204,953
Software development costs, net               153,963         141,090
Goodwill, net                                  53,682          51,573
Intangible assets, net                         22,335          24,036
Investments, net                                  332             692
Other assets                                    2,842           8,017
                                        -------------- ---------------

Total assets                           $      917,159         859,340
                                        ============== ===============

Liabilities

Accounts payable                       $       17,164          20,753
Current installments of long-term debt         24,711          21,162
Deferred revenue                               60,202          64,879
Deferred income taxes                          15,654          15,586
Accrued payroll and tax withholdings           55,736          45,004
Other accrued expenses                         11,233          10,095
                                        -------------- ---------------

     Total current liabilities                184,700         177,479
                                        -------------- ---------------


Long-term debt, net                           110,360         124,570
Deferred income taxes                          63,871          59,500
Deferred revenue                                1,551           1,945
                                        -------------- ---------------

     Total liabilities                        360,482         363,494
                                        -------------- ---------------

Minority owners' equity interest in
 subsidiary                                     1,166           1,166

Stockholders' Equity

Common stock                                      378             371
Additional paid-in capital                    254,407         236,969
Retained earnings                             322,585         279,363
Treasury stock, at cost (1,502,999
 shares in 2004 and 2003)                     (26,793)        (26,793)
   Foreign currency translation
    adjustment                                  4,934           4,770
                                        -------------- ---------------

     Total stockholders' equity               555,511         494,680

Total liabilities and equity           $      917,159         859,340
                                        ============== ===============


    CONTACT: Cerner Corporation
             Investors:
             Allan Kells, 816-201-2445
             akells@cerner.com
             or
             Media:
             Justin Scott, 816-201-6438
             jscott@cerner.com
             or
             Cerner's Internet Home Page:
             http://www.cerner.com